Exhibit 99.1

Contact:

For Augme Technologies, Inc.

Investor Relations Contact:	Public Relations Contacts:
Stephanie Prince / Jody Burfening	Rachel Carr, SVP
Lippert/Heilshorn & Associates, Inc.	DKC Public Relations
(212) 838-3777	(212) 981-5253
sprince@lhai.com or ir@augme.com	rachel_carr@dkcnews.com

Ed Harrison
fama PR
(617) 758-4144
ed@famapr.com

Augme Technologies Enters into Agreement to Purchase Assets of Mobile Marketing and Advertising Leader Hipcricket

Combined Entity to Provide One-Stop Mobile Marketing Solutions For Consumer Brands, Agencies, Pharmaceutical/Health and Media Companies

NEW YORK, NY — (August 4, 2011) - Augme Technologies, Inc. (OTCBB: AUGT) (“Augme”), a leader in full service mobile marketing solutions utilizing patented technology that enables the world’s largest brands to plan, build, deploy and track mobile marketing campaigns with their target audiences, today announced that it has signed a definitive agreement to purchase substantially all the assets and the business of Hipcricket, Inc., a leading mobile marketing and advertising firm headquartered near Seattle, Washington.  The acquisition, which is subject to Hipcricket shareholder approval, Augme’s investment banker approval and final due diligence, is expected to close at the end of August 2011.  The purchase price of $44.5 million will be comprised of $6 million in cash and $38.5 million in Augme common stock.  In addition, the transaction calls for a twelve-month earn-out payment valued at up to an additional $27.5 million, which may be paid in cash or stock at Augme’s discretion provided that the transaction remains a tax-free reorganization. Concurrently with the closing of the acquisition, Augme expects to hire all of Hipcricket’s employees and the current Hipcricket team will continue to service Hipcricket’s business.

Following completion of the purchase, Augme believes that it will be the preeminent end-to-end mobile marketing solution provider for consumer brands, agencies, pharmaceutical/health, and media companies.  The combined companies’ client roster is expected to include over 300 customers, including:

•                  ten of the world’s top twenty pharmaceutical companies;

•                  six of the largest media companies in the world;

•                  four of the largest advertising agencies in the world;

•                  three of the leading fast service restaurant groups in the world; and

•                  one of the largest food companies in the world.

“The agreement to acquire the assets of Hipcricket follows our previously announced acquisition of JAGTAG, which was completed on July 22, 2011,” noted Paul Arena, Chief Executive Officer of Augme Technologies, Inc. “We expect the complementary resources of Augme, JAGTAG and Hipcricket, when combined, will allow Augme to provide the most powerful best-of-breed mobile marketing solutions to global brand name leaders, backed by strong intellectual property portfolios, including patented technology and software-as-a-service, (“SaaS”) technology platforms.”

Since 2004, Hipcricket has empowered brands, agencies and media properties to engage customers, drive loyalty and increase sales through marketing solutions that target mobile devices. Hipcricket’s customers have connected with consumers across every mobile channel, including SMS, 2D/QR codes, MMS, mobile websites, advertising networks, social media and branded applications. Hipcricket’s proven SaaS platform, strategic and tactical marketing services and experienced account management teams have delivered significant measurable benefits via over 100,000 campaigns in more than two dozen industries for such customers as Macy’s, MillerCoors, Nestle, KFC, Simon Properties, The American Cancer Society, NBC and Clear Channel. Hipcricket also created the first comprehensive permission-based mobile ad network that taps into mass market buying power by targeting customers via location and highly-specific demographic information utilizing SMS, display, rich media and video technologies.

Hipcricket executed its 100,000th campaign this spring, with the pace of activity accelerating dramatically since the company was founded in 2004. Hipcricket has enjoyed double-digit percentage growth in the number of campaigns processed each month, with 10 percent monthly growth on average during the first half of 2011.

Following the pending purchase of Hipcricket and the recently completed acquisition of JAGTAG, Augme will have significantly broadened and strengthened the capabilities of its industry-leading management team.  Paul Arena will remain Chief Executive Officer of Augme, while Hipcricket’s founder and Chief Executive Officer Ivan Braiker will be appointed President and will join Augme’s board of directors.  Eric Harber, President and Chief Operating Officer of Hipcricket, will join Augme’s management team as Chief Operating

Officer.  Phillip Rapp, previously Chief Operating Officer of Augme will become Executive Vice President of Strategic Planning.  Following Augme’s recent acquisition of JAGTAG, the former CEO of that company, Ed Jordan, was named Chief Financial Officer of Augme.  This well-rounded senior management team has more than 200 years of combined experience in brand marketing, social media, Internet, telecommunications, advertising, customer relationship management technology and data analytics in a number of industries that are relevant to Augme’s strategic business objectives.

“Gartner has estimated that worldwide spending on mobile advertising will double in 2011 to $3.3 billion, from $1.6 billion in 2010, and should reach $20.6 billion by the year 2015,” added Arena. “As the mobile marketing industry matures, we believe companies that can provide a comprehensive array of effective mobile solutions, built upon robust technology platforms and best of breed strategic services will become more attractive to global, national and regional brand-name leaders.  By positioning itself to become the preeminent one-stop mobile marketing provider, we believe that, in combination with Hipcricket and JAGTAG, Augme will be ideally situated to take advantage of these industry trends.  We are well-positioned to exploit and support rapid industry growth through the pursuit of cross-selling opportunities and the leveraging of our comprehensive portfolio of superior technology solutions.  When combined with a strong and growing IP position, we believe Augme is poised to deliver enhanced value to our shareholders in coming years.”

“Hipcricket shares a vision with Augme of providing brands, agencies and partners with the most powerful selection of mobile marketing products, services, strategies and experience to enable them to drive sales, encourage interactive customer engagement and build brand loyalty,” Braiker said. “The companies’ offerings are complementary, and we are excited about the additional depth and scale we can now bring to our existing and new clients.  We continue to see innovation driving business results through the mobile channel.”

Ivan Braiker, (age 60) is a pioneer in integrating new and traditional media and has over 30 years of executive management experience in broadcasting and media.  Earlier in his career, he earned Billboard Magazine’s Trendsetter of the Year award. He is the co-founder and Chief Executive Officer of Hipcricket where he has held that position since August 2004.  Previously, from 2002 to 2003 he held the position of President of Streamline Publishing and was co-founder and President of New Northwest Broadcasters from 1998 through 2002. Mr. Braiker has founded, led and taken companies public. He is a frequent speaker at many advertising and media events, including conferences held by CTIA — The Wireless Association, the Mobile Marketing Association and the National Association of Broadcasters.

Eric Harber, (age 45) is a mobile and software veteran. His breadth of experience in general management, strategy, M&A, product, sales and marketing has earned him a reputation for driving revenue growth, building effective teams and managing change in dynamic environments for companies at every stage of growth. Harber joined Hipcricket as President and Chief Operating Officer in July 2007. Previously, he was Vice President of Business Development and Marketing for Amdocs, a NYSE company from April 2006 to July 2007.

Harber was Vice President of Corporate and Business Development for Qpass from March 2004 to April 2006 and played a key role in the company’s $275 million acquisition by Amdocs. During the years 1990 to 2006, Harber held key roles in private and public companies including Accenture and Nortel Networks, both NYSE companies.

Harber began his career at Citigroup. He earned a B.S. degree in Engineering from Stanford University, as well as an MBA from Duke University where he was a Fuqua Scholar.

In connection with the transaction, Northland Capital Markets, the capital markets and investment banking group of Northland Securities, Inc., is acting as financial advisor to Augme Technologies.

About Augme Technologies, Inc.

Augme Technologies, Inc. (OTC.BB: AUGT - News) provides strategic services and mobile technology to leading consumer and healthcare brands. Augme’s AD LIFE™ mobile marketing technology platform allows marketers, brands, and agencies the ability to plan, create, test, deploy, and track mobile marketing programs. Through the use of consumer response tags (CRTs) such as 2D codes, UPC codes, SMS, and Image Recognition, AD LIFE™ facilitates consumer brand interaction and the ability to track and analyze campaign results. Using its own patented device-detection and proprietary mobile content adaptation software, AD LIFE™ solves the mobile marketing industry problem of disparate operating systems, device types, and on-screen mobile content rendering. Augme also provides business to consumer utilities including national mobile couponing solutions, strategic mobile healthcare tools, custom mobile application development, and consumer data tracking and analytics. In addition to AD LIFE™, Augme owns and licenses the digital broadcast platform BOOMBOX®. Augme is headquartered in New York City, with operations in Atlanta, Dallas, Tucson and London. For more information, visit www.augme.com.

Augme Technologies, Inc.™, Augme™, AD LIFE™, BOOMBOX®, AD SERVE™ and the Augme logo are trademarks of Augme Technologies, Inc. All rights reserved. 2009-11.

About Hipcricket, Inc.

Hipcricket, Inc. is the one-stop mobile marketing and advertising company that empowers brands, agencies and media properties to engage customers, drive loyalty and increase sales. Hipcricket’s customers connect with consumers across every mobile channel, including SMS, 2D/QR codes, mobile websites, advertising networks, social media and branded apps. Hipcricket’s proven technology, strategic and marketing services and experienced account management teams have provided measurable successes through an industry-leading 100,000 campaigns for such clients as Macy’s, MillerCoors, Nestle, KFC, and Clear Channel. The company has also created the first comprehensive permission-based mobile ad network that taps into the buying power of the mass market with industry-leading capabilities to target customers via location and highly-specific demographic information across SMS, display, rich media and video.

Hipcricket is based near Seattle, Washington, with operations in New York, Dallas, Chicago, Los Angeles and Mexico City. For more mobile marketing and mobile advertising information please visit www.hipcricket.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in Augme’s Form 10-K for the year ended February 28, 2011 and more recent reports and registration statements filed with the SEC. Augme Technologies, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter such forward-looking statements, whether as a result of new information, future events or otherwise.

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